                                                                   Exhibit 10.28

                              PRODUCTION AGREEMENT

This Production Agreement ("this AGREEMENT") is executed February 14, 2006, and is between PORTLAND BREWING COMPANY, an Oregon corporation ("PBC"), and PYRAMID BREWERIES, INC., a Washington corporation ("PMID").

                                    RECITALS

A. PMID is the owner, or licensee with right to sublicense, of the trademarks (the "Trademarks") and related trade names (the "Trade Names") set forth in Exhibit A hereto.

B. PBC and PMID wish to enter into this Agreement and the other agreements referenced herein to memorialize the terms of the contract brewing relationship between the parties. This Agreement shall be effective as of August 1, 2004.

C. PBC subleases from PMID under a lease effective August 1, 2004 (the "SUBLEASE") and operates a bonded brewing facility for which PBC holds all state and federal permits, licenses, and other entitlement necessary to carry out the purposes of this Agreement.

D. PBC leases certain equipment necessary to carry out the purposes of this Agreement from PMID under an equipment lease effective August 1, 2004 (the "EQUIPMENT LEASE").

E. PMID has agreed to provide to PBC the services of certain PMID employees to carry out labor required for production of beer under this Agreement, pursuant to a contract labor agreement effective August 1, 2004 (the "STAFFING AGREEMENT"), but PBC retains the right to hire or otherwise obtain its staff from any source of its choosing.

F. PBC and PMID are parties to a Sublease (Alehouse) effective August 1, 2004 (the "ALEHOUSE SUBLEASE").

G. PBC and PMID are parties to a Restaurant Management Agreement effective August 1, 2004 (the "MANAGEMENT AGREEMENT").

H. PMID has agreed to indemnify PBC from all liability arising from this Agreement and the other agreements referenced herein pursuant to the terms of an Indemnification Agreement dated February 14, 2006 (the
     "INDEMNIFICATION AGREEMENT").

I. The parties desire that PBC produce to the specifications of PMID certain beers (the "PRODUCTS") and, under the Trade Names, to package and sell the Products under the Trademarks in accordance with the terms hereof.

                               TERMS & CONDITIONS

1. Interests. This Agreement is intended only to form a commercial relationship, and nothing herein shall give PMID actual or legal control of any production premises of PBC or grant PMID any interest in PBC or in any license or permit held by PBC. PBC is entirely responsible for producing the Products, keeping all records required by law, labeling the Products with its address and its duly registered trade names, obtaining necessary label approvals and other authorizations as may be required to carry out the purposes of this Agreement, and for payment of excise taxes on the Products at the appropriate rates when due. PMID may acquire raw materials, packaging material, or other processing aids for the account of PBC, and title to all such materials will vest in PBC upon delivery to the brewery facility. At all times from


PRODUCTION AGREEMENT - 1
     production until removal from PBC's premises or payment of excise taxes, PBC shall hold title to the Products.

2.   Termination.

     2.1 Termination: A party may terminate this Agreement for any reason upon 180 days written notice to the other party.

     2.2 Termination Upon Change in Law: In the event that there is a change in applicable law or regulation or in the interpretation or application thereof by a court or other governmental agency that would substantially impair the economic benefit to a party of the relationship created by this Agreement, either party may terminate this Agreement with the consent of the other party upon 30 days written notice. A party's consent to a termination under this Section
          2.2 shall not be unreasonably withheld or delayed.

     2.3 Effect of Termination: Upon termination of this Agreement, PMID will no longer be required to fulfill its requirements for the Products in accordance with the terms of this Agreement, and PBC will no longer be required to produce PMID's requirements for the Products. All of the provisions of this Agreement providing for payment, credits or other consideration from one party to another, including Sections 10 and 11 will survive the termination this Agreement.

3. Recipes; raw materials. In producing the Products, PBC shall employ such recipes, consistent with law and good manufacturing practices and feasible under industry standards for first-quality handcrafted microbrew, as PMID or other proprietor of any of the Trademarks may specify in the exercise of its duty as trademark proprietor to establish the quality of products bearing the Trademarks. PBC shall use ingredients and processing aids specified or provided by PMID. Upon PMID's request, PBC shall execute, and cause its shareholders, directors, officers, agents, and/or employees to execute, reasonable and customary confidentiality agreements with respect to any such recipes as constitute trade secrets. PBC shall not, without prior written approval of PMID, use any recipe furnished hereunder for any purpose other than production of the Products pursuant to this Agreement.

4. Facilities & equipment. PBC shall maintain and utilize all facilities, equipment, and processing aids and materials required to manufacture and pack the Products in accordance with good manufacturing practices and to perform customary laboratory work during and after processing, all within PBC's brewery premises at Portland, Oregon.

5. Segregation of processed goods. PBC shall grant no security interests in the Products, shall not commingle any of the Products with any other malt beverages, shall clearly mark all containers of the Products at all times to indicate that the Products are produced for PMID, and shall promptly upon request execute such documents as PMID may deem necessary or convenient to memorialize the status of the products.

6. Costs & expenses. PBC shall bear all expenses of producing, packing, and delivering the Products as provided herein. PMID may select and purchase, subject to reimbursement by PBC, any supplies, raw materials, processing aids, or other goods or services required for PBC to produce the Products to PMID's quality standards.

7. Aesthetic decisions. PBC shall at all times continue to exercise actual and legal control of the bonded premises, shall be the sole producer of the Products at its premises, and shall have the


PRODUCTION AGREEMENT - 2
     exclusive right to do any act upon the premises for which a brewer license or authorization letter is required. PBC agrees, to the extent consistent with the foregoing, to give effect to the aesthetic decisions of PMID and other proprietors of the Trademarks with respect to production and handling of the Products, and to give PMID and its representatives such access to the premises as may be required to carry out the purposes of this Agreement.

8. Packaging materials. PBC will use only cases, cartons, containers, labels, closures, and related materials approved in advance or furnished by PMID in bottling and packing the Products. PBC will use such change parts provided by PMID for PBC's equipment as may be required to bottle and pack the Products as required hereby.

9.   Certain obligations.

     9.1. Access to premises: PMID may come upon the premises at reasonable times to examine and taste the Products and, in PMID's discretion, to conduct such tests and evaluations of the conditions of manufacture and storage as are consistent with good manufacturing practices.

     9.2. Standard of care: PBC shall conduct all its operations affecting the Products at all times in accordance with good manufacturing practices and with industry standards for hand-crafted top quality microbrew products. PBC shall be responsible for defects arising from acts or omissions of PBC occurring on the premises, regardless of when such defects become apparent.

     9.3. Quantities: PBC shall supply PMID's requirements for the Products, but shall not be required to add capacity to accommodate orders.

10. Prices. PBC shall sell the Products to PMID or to such other lawful purchaser as may be designated by PMID at the prices specified by PMID, FOB PBC's dock in Portland, Oregon, in pallets meeting PMID's specifications, provided, that such prices shall be no less than:

     10.1. For the period from August 1, 2004 through December 31, 2005, PBC's cost of production as reported to Pyramid plus fifty cents ($0.50) per barrel.

     10.2. For the period from January 1, 2006 until expiration or earlier termination of this Agreement, the sum of:

          10.2.1. An amount equal to PBC's Costs of Production, as defined in
               Section 11 hereof and calculated in accordance with Section 12 hereof, plus

          10.2.2. One dollar ($1.00) per barrel of beer produced hereunder and removed from PBC's said brewery premises at the instance of PMID, which sum shall be increased on January 1 of each year during the term hereof, beginning 2007, by three percent (3.0%) of the previous year's amount.

11.  Costs of Production. Costs of Production will include the following:

     11.1. all of PBC's actual costs incurred pursuant to the Sublease and the Alehouse Sublease;

     11.2. all of PBC's actual costs incurred pursuant to the Staffing
          Agreement;

     11.3. all of PBC's actual costs incurred pursuant to the Management Agreement;


PRODUCTION AGREEMENT - 3

     11.4. All of PBC's actual costs incurred in procuring any raw materials, ingredients, packaging or other supplies required in the production of the Products;

     11.5. All of PBC's actual costs incurred in producing, packing, and delivering the Products as provided herein;

     11.6. all of PBC's actual costs incurred in connection with the application for and maintenance of any licenses, bonds, brewer's letters and any other governmental authorizations required to comply with applicable law to conduct the activities contemplated in this Agreement and the other agreements referenced herein, and any actual costs associated with any agency review, audit or other compliance procedure in connection with such licenses and authorizations;

     11.7. All of PBC's actual insurance costs incurred in connection with its activities contemplated in this Agreement, including (i) costs incurred in procuring any insurance policies (including without limitation, tort liability, products liability, workers' compensation, employment liability, premises liability, and dram shop liability) that PBC reasonably deems necessary to insure against any risk associated with PBC's conduct of business as contemplated herein; and
          (ii) deductible amounts and uninsured losses paid by PBC in connection with claims resulting from the activities contemplated in this Agreement.

     11.8. All of PBC's professional fees (including legal and accounting fees) attributable to the preparation, execution and administration of this Agreement and the other agreements referenced herein and the activities contemplated thereby, including all past and future professional fees incurred in connection with required compliance with the laws and administrative policies governing brewing activities after July 31, 2004;

     11.9. All of PBC's actual costs for the employment of and provision of benefits to its staff other than those provided under the Staffing Agreement in order to carry out the activities contemplated in this Agreement;

     11.10. All of PBC's costs incurred in connection with sales and administration as set forth in Section 18 hereof;

     11.11. All of the Trademark License fees set forth in Section 20.2 hereof;

     11.12. All excise taxes and other taxes assessed on the Products; and

     11.13. Such other out of pocket expenses that PBC may reasonably incur from time to time in connection with this Agreement and the other agreements referenced herein.

12. Accounting. Costs of Production will be calculated by PBC on a monthly basis using sound accounting principles, consistently applied, and PBC will present an itemized accounting to PMID (with documentation supporting the calculations) on the fifth business day of each month. If PMID disputes the accounting or calculations provided by PBC within three business days of receipt, PMID may engage, at PMID's sole expense, a neutral third-party independent certified public accounting firm ("INDEPENDENT CPA") to review PBC's calculations and make a determination as set forth in this Section
     12. In the event that such Independent CPA conclusively determines that PBC's calculations contain material errors, the Independent CPA will recalculate PBC's Costs of Production for the disputed monthly period using generally accepted accounting principles, and the Independent CPA's calculation will be binding upon PBC


PRODUCTION AGREEMENT - 4
     and PMID for all purposes hereunder. The cost of the services of the Independent CPA will be borne by PMID, except that PBC shall pay the cost of correcting its material accounting errors if the Independent CPA determines that such errors are solely attributable to PBC or third parties engaged by PBC, and such cost shall not be included in Costs of Production.

13. Terms of payment. Sums payable hereunder are due 3 business days after PMID's receipt of PBC's calculation of the Costs of Production, except in the event of a dispute, in which case payment will be due 3 business days after the CPA's final calculation of Costs of Production.

14. Records & returns. PBC shall maintain such records, keep in force such bond or bonds, file such notices and returns, pay such tax obligations, and supply such documentation and other information as may be required for the proper and lawful production, packing, labeling, and withdrawal of the Products hereunder. PMID shall share with PBC such information it may maintain related to production, inventory, and sale of the Products as it may maintain, to the extent required for efficient performance of PBC's obligations under this Agreement. Upon request, PBC shall execute such powers of attorney as may be necessary or convenient to permit PMID to apply on PBC's behalf for federal and state label approvals of labels for the Products bearing the Trademarks, but PBC shall retain primary responsibility for compliance with all laws related to label approval of the Products produced at its premises.

15. Packing. PBC shall sterile-bottle the Products that consist of bottled beer, place the filled bottles in new cartons, and palletize the cartons, and, for the Products that consist of draft beer, place the beer in sterile kegs with appropriate closures and bung covers, handling and storing all containers in accordance with good manufacturing practices for perishable non-pasteurized malt beverages and PMID's specifications consistent therewith. PBC warrants it will pack the Products in accordance with applicable regulations, using such bottling and keg equipment maintenance and settings as are recommended by the manufacturers of such equipment and of packaging components, to the extent consistent with good manufacturing practices.

16. Bottling aliases. PBC will maintain each of the Trade Names as a bottling name approved in its federal brewer's letter and as an additional business name on its state brewing license for so long as is required to carry out the purposes hereof and will comply with all laws pertaining to the registration and use thereof in connection with licenses and permits for the production of beer, but will not otherwise register or treat any of the Trademarks or any similar name, mark, or device as its mark, or any of the Trade Names or any similar trade name as its trade name. If required by federal regulatory authorities, PBC will register the Trade Names with state or local agencies as its fictitious names. PBC shall promptly do all things necessary to cancel or, at PMID's option transfer to PMID or its designee all such registrations, upon termination of the related trademark and trade name license herein granted. PBC hereby consents to registration of each of the Trademarks as its proprietor's brand and mark, and of the Trade Names as such proprietors' trade names, at any time and agrees to execute upon request all documents necessary or convenient for that purpose.

17. Insurance. If requested by PMID in writing, PBC shall cause the Products at its premises to be covered by PBC's applicable insurance policies to the extent of its replacement value, naming PMID as a party with an interest in the Products. If PMID elects separately to insure the Products and/or the equipment, PBC will cooperate in providing such information as an insurer reasonably may require. If PBC determines in its good faith business judgment that the insurance policies


PRODUCTION AGREEMENT - 5
     requested or procured by PMID are inadequate to insure against any risk associated with PBC's conduct of business as contemplated herein, PBC shall have the right to procure additional insurance policies. As set forth in
     Section 11.7, any insurance premiums paid by PBC in order to comply with this Section 17 will be included in Costs of Production.

18.  Sales and administration.

     18.1. PBC shall cooperate fully with PMID in effecting sale and delivery of the Products to wholesaler customers to achieve maximum continuity of distribution at all times. At PMID's election, PBC shall sell the Products to PMID for resale to distributors, sell the Products directly to distributors, or adopt such other lawful channels of trade as PMID may specify.

     18.2. Sales agent: PMID shall be exclusive sales agent for all PBC's sales of the Products. PBC shall do all things necessary to procure such licensure of PMID's officers, employees, or agents as may be required by law for said agency. PBC shall cooperate with PMID in procurement of stationery, business cards, and related items used in acting as agent for said business.

     18.3. Order processing: PBC shall accept such orders for the Products as PMID may present. PMID shall receive all proceeds of such sales, applying them first to any sums then due from PBC. PMID will process all documents required for such transactions and promptly provide to PBC all records thereof required by law, and PBC shall pay for such services according to PMID's schedule of prices in effect at the time of delivery. Current comprehensive fees for order processing and sales administration are $25.00 per barrel sold. PMID may in good faith and on thirty (30) days' notice to PBC modify its fees and services with respect to sales and administration to adjust for costs and value in its business judgment.

19. Ownership of the Trademarks. The proprietors identified on Exhibit A will at all times be the sole proprietors of the Trademarks, and all use by PBC shall be for the sole purpose of labeling and packing of goods to be identified by the Trademarks for the benefit of PMID. All accretions to the goodwill or consumer acceptance of any the Trademarks will belong exclusively to its proprietor, regardless of their cause or source. PBC covenants that it will not at any time contest or contribute to the contesting of PMID's or other trademark proprietor's absolute ownership of any of the Trademarks. Nothing herein shall limit PBC's right to use trademarks of third parties under license in connection with its contract brewing operations. Notwithstanding any terms of this Section 19 to the contrary, PMID's rights and responsibilities with respect to the trademarks referenced in that certain License Agreement dated January 7, 1994, as amended, will not be modified by this Agreement.

20.  Terms of license to use the Trademarks.

     20.1. Licensed activities: The license herein granted is solely to indicate the source of the Products by the Trademarks and to identify the business of packing and selling the Products by the Trade Names. No right to assign, transfer, encumber, or sublicense is created hereby. Subject to the foregoing limitations, PMID hereby licenses PBC to affix packaging materials bearing the Trademarks and the Trade Names to the Products approved as to quality by PMID for sale under the Trademarks and to introduce such beers into commerce in accordance with PMID's instructions.


PRODUCTION AGREEMENT - 6

     20.2. License fee: The within license by PMID of such of the Trademarks as it owns is without royalty. With respect to any of the Trademarks for which PMID pays a royalty or comparable consideration as licensee, PBC shall pay PMID an equal amount. Said license fee represents PBC's exclusive cost for such licenses as may be granted herein, and PMID remains solely responsible for payment of license fees or royalties due to other proprietors of any of the Trademarks.

     20.3. Quality Review: To the extent required to carry out the purposes of
          Section 7 hereof, PBC agrees to submit, at PMID's request, samples of packaging materials procured pursuant to Section 8 hereof for approval by PMID. PBC agrees to promptly and reasonably respond to all such requests for submission by PMID, and PMID agrees to promptly and reasonably respond to all such submissions by PBC. PMID may withhold approval of packaging materials for the Products for any reason and may, in its discretion, provide packaging materials, which PBC agrees to use if requested, any additional costs incurred thereby being Costs of Production under Section 11 hereof.

     20.4. Standards: PBC agrees to maintain such reasonable manufacturing, servicing and quality standards as may from time to time be requested by PMID. PBC shall Not associate any of the Trademarks with any products, including without limitation packaging, that are not approved as to quality by PMID in its sole discretion. PBC will assure PMID that packaging materials for the Products manufactured and/or sold by it meet or exceed the quality and specifications of the samples approved by PMID.

     20.5. Termination: The within license for PBC to use the Trademarks and the Trade Names will remain in force until terminated by PMID. PMID may terminate this license at any time by giving PBC notice thereof.

21.  Legal compliance.

     21.1. General obligation: The parties will obey all applicable laws in carrying out the purposes of this Agreement and cooperate with one another in monitoring and assuring compliance therewith.

     21.2. Excise tax returns: PBC shall include the Products in all PBC's reports of operations and excise tax returns. All excise tax payments made by PBC related to the Products will be included in Costs of Production as set forth in Section 11.12. PBC will exercise reasonable business efforts to include removals of the Products within the first sixty thousand barrels of malt beverages subject to federal excise tax removed from PBC's brewery premises during each calendar year.

22. Arbitration. If any dispute occurs between PBC and PMID relating to this Agreement or the other agreements referenced herein, the parties will endeavor to resolve the matter equitably, engaging if useful the services of a third party who is an expert in microbrewing for the accounts of others as an informal arbitrator. If not so settled within a time satisfactory to the parties, each having discretion therein, either party may submit the dispute to binding arbitration before a single arbitrator in Portland, Oregon. If the parties agree on an arbitrator, the arbitration will be held before the arbitrator selected by the parties. If the parties do not agree on an arbitrator, each party will designate an arbitrator and the arbitration will be held before a third arbitrator selected by the designated arbitrators. Each arbitrator will be an attorney knowledgeable in the area of


PRODUCTION AGREEMENT - 7
     business law. The arbitration will be conducted in accordance with the then-current rules of Arbitration Service of Portland. The resolution of any controversy or claim as determined by the arbitrator will be binding on the parties. A party may seek from a court an order to compel arbitration, or any other interim relief or provisional remedies pending an arbitrator's resolution of any controversy or claim. Any such action or proceeding will be litigated in courts located in Multnomah County, Oregon. For the purposes set forth in this Section 22, each party consents and submits to the jurisdiction of any local, state, or federal court located in Multnomah County, Oregon.

23. No duty of performance hereunder will be diminished or suspended because of any pending arbitration, and all rights of the parties to legal and equitable relief with respect to matters not expressly made subject to arbitration hereunder are fully preserved.

24.  General provisions.

     24.1. Integration: This Agreement and the Sublease, Alehouse Sublease, Equipment Lease, Staffing Agreement, Management Agreement, and Indemnity Agreement constitute the complete agreement between the parties with respect to the custom brewing of beer and the administration of sales thereof and supersede all prior agreements, understandings and representations, oral or written, if any, between the parties, the parties expressly agreeing that except with respect to warranties and representations expressly set forth herein they rely entirely upon their own judgment and are satisfied that they have had adequate opportunity to examine and consider all matters pertaining to the premises. The captions are for convenience only and are not part of this Agreement, nor shall they be used in interpreting the Agreement. This Agreement may be modified only by subsequent writing signed by both parties.

     24.2. No waiver: Failure in any particular instance to exercise any right hereunder or to object to any breach hereof will not constitute waiver of any such right or of any remedy or affect the enforceability or interpretation of any obligation of a party hereto.

     24.3. Assignment: This Agreement binds and benefits the heirs, successors, and assigns of the parties. The parties may assign rights hereunder, but no duty hereunder may be delegated without the prior written consent of the other party.

     24.4. Notice: Notice hereunder is effective if given by first class mail addressed to the party to be notified at its principal place of business in the United States with a required copy to legal counsel.

     24.5. Venue and Choice of Law: This Agreement will be governed by the law of the State of Oregon applicable to agreements made and entirely performed in said state. The parties consent to venue of any action brought hereunder in Multnomah County, Oregon.


PRODUCTION AGREEMENT - 8

PORTLAND BREWING COMPANY                PYRAMID BREWERIES INC.


----------------------------------      ----------------------------------
By: R. Scott MacTarnahan                By: John Lennon
Its: President                          Its: President and
                                             Chief Executive Officer


PRODUCTION AGREEMENT - 9

                                    EXHIBIT A

                           TRADEMARKS AND TRADE NAMES

TRADEMARKS:

The distinctive graphic elements of such labels and other packaging elements as PMID may from time to time specify, and the following word marks:

                                                   LICENSE GRANTED PURSUANT TO:
       TRADEMARK                  OWNER              (NAME/DATE OF AGREEMENT)
       ---------         -----------------------   ----------------------------
Thomas Kemper            Pyramid Breweries, Inc.
Thomas Kemper Soda Co.   Pyramid Breweries, Inc.
Pyramid                  Pyramid Breweries, Inc.
Pyramid Curve Ball       Pyramid Breweries, Inc.
Snow Cap Ale             Pyramid Breweries, Inc.
Pyramid Ales & Lagers    Pyramid Breweries, Inc.
Pyramid Alehouse         Pyramid Breweries, Inc.
Pyramid Breweries        Pyramid Breweries, Inc.
Mac's                    Pyramid Breweries, Inc.
MacTarnahan's            Pyramid Breweries, Inc.
Portland                 Pyramid Breweries, Inc.
Portland Brewing         Pyramid Breweries, Inc.

TRADE NAMES:

                                                      RIGHT TO USE GRANTED PURSUANT TO:
        TRADE NAME                   OWNER                 (NAME/DATE OF AGREEMENT)
        ----------          -----------------------   ---------------------------------
Pyramid Brewing Co.         Pyramid Breweries, Inc.
Thomas Kemper Brewing Co.   Pyramid Breweries, Inc.
MacTarnahan's Brewing Co.   Pyramid Breweries, Inc.